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                                                                    EXHIBIT 10.6

                                   RETENTION
                                   AGREEMENT

This RETENTION AGREEMENT (the "Agreement") is made and entered into effective as of the 30th day of September, 1999, by and among Woodcreek Bank, a Texas banking association, Paradigm Bancorporation, Inc. a Texas corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and Jay W. Porter, Jr., a resident of Texas (hereinafter the "Executive").

WHEREAS the Executive is president and chief executive officer of Woodcreek Bank (the "Bank"); and

WHEREAS the Executive is Chief Credit Officer of Paradigm Bancorporation, Inc. (the "Company"); and

WHEREAS the Bank and the Company could suffer financial hardship if the Executive were to leave the employment of either entity.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein the Executive, the Bank, and the Company agree as follows:

1. Term. The term of this Agreement is for a period of twelve months and shall automatically renew under the same terms and conditions subject to the right of the Boards of the Bank and the Company to refuse renewal by giving the Executive 60 days notice prior to September 30, 2000 and the like date thereafter. This Agreement is subject to the termination provisions of Sections 4, 5 and 6.

2. Change in Control. If the Bank or the Company should sell or experience a change in control, i.e. more than 34% of the stock be sold to an individual, group or company not a shareholder as of September 1, 1999 ("Change in Control"), the Executive shall at the option of the Bank and the Company (i) be employed at the Bank and the Company in substantially equivalent positions with substantially equivalent duties and responsibilities at his annual salary in effect at the time of the Change in Control and with substantially similar benefits for a period of twelve months following the Change in Control or (ii) receive from the Bank and the Company the remainder of the Executive's compensation for the twelve months from the date of the Change in Control based upon his annual salary in effect at the time of the Change in Control. The obligations of the Bank and Company are subject to the provisions of Sections 4, 5 and 6 below. Should the Bank or the Company elect to terminate the Executive's employment during the twelve month period following the Change in Control other than as permitted in Sections 4 and 5, the Executive shall have the option of receiving the remaining months of compensation either monthly or in a lump sum, subject to withholding requirements.

3. Additional Benefits. In addition to the compensation in Section 2 above, the Executive shall continue to receive insurance benefits for the twelve months
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following the Change in Control should the Bank or the Company terminate the
Executive within twelve months after the Change in Control.

4. Termination for Cause. The Bank and the Company may terminate the employment of the Executive for Cause (as defined below) and the obligations of the Bank and the Company shall be limited to the unpaid portion of (i) the Executive's salary through the date of termination and (ii) all other amounts or benefits owing or accrued to, vested in, or earned by the Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Bank and the Company (other than severance policies). Such payment will be made in cash in one lump sum within thirty (30) days after the date of termination.

As used in this Agreement, the term "Cause" means (i) willful misconduct by the Executive, (ii) the gross neglect by the Executive of his duties as an officer of the Bank or the Company (iii) the commission by the Executive of an act, other than an act taken in good faith within the course and scope of the Executive's employment, which is directly detrimental to Bank or the Company and which act exposes Bank or the Company to material liability, (iv) the Executive having been indited for or convicted of any felony or other crime involving moral turpitude, or (v) the current illegal use of narcotics, illegal drugs or controlled substances by the Executive, or the current use of alcohol by the Executive to an extent which materially impairs the performance of the Executive's duties.

5. Termination for Death or Disability. The Executive's employment shall terminate upon the death of the Executive and, at the option of the Bank and the Company, will terminate upon the Executive's Disability (as defined below). If the Executive's employment is terminated by reason of the Executive's death or Disability, the Bank and the Company shall pay to the Executive's legal representatives cash in one lump sum within thirty (30) days after the date of Executive's death or Disability (i) the Executive's salary through the date of the death or Disability and (ii) all other amounts or benefits owing or accrued to, vested in, or earned by the Executive through the date of the death or Disability under the then existing or applicable plans, programs, arrangements, and policies of Bank and the Company (other than severance policies). Anything in this Agreement to the contrary notwithstanding, the Executive's legal representatives or beneficiaries shall be entitled to receive benefits provided under the then existing or applicable plans, programs, or arrangements and policies of Bank and the Company relating to death or disability.

As used herein, "Disabled" shall mean total disability as determined pursuant to the Bank's long-term disability plan, or if no such plan shall be in effect, by the Boards of Directors of Bank and the Company in accordance with their reasonable business judgment and the normal personnel practices of the Bank and the Company.

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6.  Voluntary Termination.  If the Executive terminates his employment other than due to a breach of this agreement by the Bank or the Company, the obligations of the Bank and the Company, shall be limited to the unpaid portion of (i) the Executive's salary through the date of termination and (ii) all other amounts or benefits owing or accrued to, vested in, or earned by the Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Bank and the Company (other than severance policies). Such payment will be made in cash in one lump sum within thirty (30) days after the date of termination.

7. Employment at Will. The Executive acknowledges that this Agreement does not alter the Executive's status as an employee at will. Further, the Executive acknowledges that this agreement is solely intended to provide protection in the event of a Change in Control of the Bank or the Company.

8. Consideration. The Bank, the Company and the Executive agree that the Executive's continued performance in his professional capacity shall be adequate consideration for this Agreement.

9. Notice. Any notice under this Agreement must be in writing and may be given by certified or registered mail, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person. For purposes of notice, the address of Executive or any administrator, executor or legal representative of Executive or his estate, as the case may be, shall be the last address of the Executive on the records of the Bank. The address of the Bank and the Company shall be their principal business address.

10. Applicable Law. This Agreement shall be governed by the laws of the State of Texas.

11. Amendment. This Agreement contains the entire agreement of the parties and may only be amended in writing signed by all parties; provided, that no amendment to this Agreement shall be effective unless authorized by resolution of the Board of Directors and signed on behalf of Bank and the Company by a duly authorized officer of Bank and the Company other than Executive.

12. Validity. If any provision of this Agreement is declared by a court of last resort to be invalid, the Bank, the Company and the Executive agree that such declaration shall not affect the validity of the other provisions of this Agreement. If any provision of this Agreement were capable to two constructions, one of which would render the provision void and the other of which would render the provisions valid, then the provision shall have the construction which renders it valid.

13. Best Efforts. The Executive shall use his best efforts to preserve the business and organization of the Bank and the Company, to keep available to the Bank and the Company the services of its present employees and to preserve the business relations of the Bank and the Company with suppliers, distributors, customers and others. The

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Executive shall not commit any act, which would injure the Bank or the Company.
The Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his offices.

14. Assignability. This Agreement is personal to the Executive and without the prior written consent of the Bank and the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon Bank, the Company and their successors and assigns. The Bank and the Company shall require any corporation, entity, individual or other person who is successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of Bank and the Company to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Executive, all of the obligations of the Bank and the Company under this Agreement. As used in this Agreement, the term "Bank" and "Company" shall mean the Bank and the Company as hereinbefore defined and any successor to their business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

15. Waiver. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver by the waiving party of any subsequent breach of the other party.

16. Revocation of Prior Agreements. Any and all previous employment agreements existing between the Bank, the Company and the Executive are revoked and canceled.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.

  IN WITNESS WHEREOF, this Agreement is executed as of the 30th day of September, 1999.

"EXECUTIVE"                   WOODCREEK BANK

                              By:
----------------------           --------------------------------
Jay W. Porter                 Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                              PARADIGM BANCORPORATION, INC.


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

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